                                 Exhibit (3)(b)

                            CERTIFICATE OF AMENDMENT
                            BY THE BOARD OF DIRECTORS
                                     TO THE
                      AMENDED ARTICLES OF INCORPORATION OF
                              CINCINNATI BELL INC.

         Thomas E. Taylor, who is the General Counsel and Secretary of Cincinnati Bell Inc., an Ohio corporation, hereby certifies that at a meeting of the board of directors of Cincinnati Bell Inc., duly called and held on October 26, 1999, the following resolution was unanimously adopted pursuant to Section 1701.70(B) of the Ohio Revised Code:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors of the corporation in accordance with the provisions of the Ohio General Corporation Law, as amended, and by Article Fourth of the corporation's Amended Articles of Incorporation, such Article Fourth is amended as follows:

                  (i) (a) All references to "100" in Paragraph 9 thereto are deleted and (b) the number "1000" is substituted therefor.

                  (ii) A new Paragraph 11 and a new Paragraph 12 are added providing for a series of 7 1/4% Junior Convertible Preferred Shares Due 2007 and a series of 6 3/4% Cumulative Convertible Preferred Shares, respectively, and that the designations and the authorized number of shares of, and the relative rights, preferences and limitations of, each such series are as set forth on Annexes 1 and 2, respectively, hereto.

         IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on November 5, 1999.

                        By:
                           ----------------------------------

                        Title:  General Counsel and Secretary

                                     ANNEX 1

11. Of the 4,000,000 Voting Preferred Shares of the corporation, 1,400,000 shall constitute a series of Voting Preferred Shares designated as 7 1/4% Junior Convertible Preferred Shares Due 2007 (the "7 1/4% Preferred Shares") with a Liquidation Preference of $100 per share (the "Liquidation Preference"), and have, subject and in addition to the other provisions of this Article Fourth, the following relative rights, preferences and limitations:

         (1) RANK. The 7 1/4% Preferred Shares will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of Common Shares and to each other class or series of Preferred Shares established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the 7 1/4% Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the corporation (collectively referred to, together with all classes of Common Shares of the corporation, as "Junior Shares"); (ii) on a parity with each other class or series of Preferred Shares established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the 7 1/4% Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the corporation (collectively referred to as "Parity Shares"); and (iii) junior to each class or series of Preferred Shares established hereafter by the Board of Directors, the terms of which hereafter established classes or series expressly provide that such class or series will rank senior to the 7 1/4% Preferred Shares as to dividend rights or rights on liquidation, winding-up and dissolution of the corporation (collectively referred to as "Senior Shares"). The corporation may not authorize, create or increase the authorized amount of any class or series of Senior Shares without the approval of the Holders of at least two-thirds of the outstanding 7 1/4% Preferred Shares, voting as one class. All claims of the Holders of the 7 1/4% Preferred Shares, including claims with respect to dividend payments, redemption payments, mandatory repurchase payments or rights upon liquidation, winding-up or dissolution of the corporation, shall rank junior to the claims of the holders of any debt of the corporation and all other creditors of the corporation.

         (2) DIVIDENDS. (i) Holders of the outstanding 7 1/4% Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each 7 1/4% Preferred Share at a rate per annum equal to 7 1/4% of the Liquidation Preference of such share payable quarterly (each such quarterly period being herein called a "Dividend Period").

In addition to the dividends described in the preceding sentence, a Holder of any outstanding 7 1/4% Preferred Shares will be entitled to (A) additional dividends (the "Additional Dividends"), when, as and if declared by the Board of Directors, out of funds legally available therefor, with respect to the 7 1/4% Preferred Shares, which Additional Dividends shall accrue as follows if such Holder becomes unable to sell or transfer outstanding 7 1/4% Preferred Shares (including Common Shares received upon conversion of the 7 1/4% Preferred Shares) without filing a registration statement under the Securities Act (such event a "Registration Default") and (B) a dividend in an additional amount (the "Supplemental Dividend"), to the extent not previously paid on the 7 1/4% Preferred Shares, equal to all accumulated and unpaid dividends on the shares of IXC 7 1/4% Preferred Stock (as defined) outstanding on the effective date of the merger of Ivory Merger Inc., a wholly-owned Subsidiary of the corporation ("Ivory Merger"), with and into IXC Communications, Inc. ("IXC"), pursuant to which outstanding shares of IXC 7 1/4% Preferred Stock were converted into the right to receive 7 1/4% Preferred Shares. The Supplemental Dividend, until paid by the corporation on the 7 1/4% Preferred Shares, shall for all purposes of this Article Fourth be deemed included with the accrued and unpaid dividends on the 7 1/4% Preferred Shares.

Additional Dividends shall accrue on 7 1/4% Preferred Shares which trigger a Registration Default from and including the date on which any such Registration Default shall occur, but

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excluding the date on which such Registration Default has been cured, at a rate of 7 3/4% per annum.

A Registration Default shall be deemed not to have occurred if (x) the Holder is an "affiliate" as defined under the Securities Act, (y) such Registration Default has occurred solely as a result of (1) the filing of a post-effective amendment to the S-4 Registration Statement (as defined) or (2) other material events with respect to the corporation that would need to be described in the S-4 Registration Statement or the related prospectus and (z) in the case of clause (2), the corporation proceeds promptly and in good faith to amend or supplement the S-4 Registration Statement and related prospectus to describe such events unless the corporation has determined in good faith that there are material legal or commercial impediments in doing so; PROVIDED, HOWEVER, that in the case of clauses (y) and (z), if such Registration Default occurs for a continuous period in excess of 45 days, Additional Dividends shall be payable in accordance with the immediately preceding paragraphs of this paragraph (2)(i) from the day such Registration Default initially occurs until such Registration Default is cured.

Any amounts of Additional Dividends due pursuant to this paragraph (2)(i) or pursuant to the proviso contained in the preceding sentence, and any amounts of Supplemental Dividends due pursuant to this paragraph 2(i) will be payable on the regular dividend payment dates with respect to the 7 1/4% Preferred Shares and on the same terms and conditions and subject to the same limitations as pertain at such time for the payment of regular dividends. The amount of Additional Dividends will be determined by multiplying the applicable Additional Dividends rate by the aggregate liquidation preference of the outstanding 7 1/4% Preferred Shares, multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

All dividends on the 7 1/4% Preferred Shares, including Additional Dividends and Supplemental Dividends, to the extent accrued, shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date or, in the case of additional 7 1/4% Preferred Shares issued in payment of a dividend, from the date of issuance of such additional 7 1/4% Preferred Shares, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), to Holders of record on the March 15, June 15, September 15 and December 15 immediately preceding the relevant Dividend Payment Date. All dividends shall be payable in cash; PROVIDED, HOWEVER, that to the extent and for so long as the corporation is prohibited by the terms of any of its indebtedness then outstanding of the corporation or any agreement or instrument to which the corporation is then subject, from paying cash dividends on the 7 1/4% Preferred Shares, such dividends will accrue on each share at the rate per annum equal to 8 3/4% of the Liquidation Preference per share (instead of the 7 1/4% rate set forth in the first paragraph of this paragraph (2)(i)) (together with any Additional Dividends then payable and the Supplemental Dividend, which for purposes of this paragraph shall be payable at a rate of 0.50% over and above the 8 3/4% rate) payable through the issuance of a number of additional shares (rounded to the nearest whole share) of 7 1/4% Preferred Shares (the "Additional Shares") equal to the dividend amount on such share divided by the Liquidation Preference of such Additional Shares on the relevant Dividend Payment Date. Except as provided herein, accrued and unpaid dividends, if any, will not bear interest or bear dividends thereon.

         (ii) All dividends paid with respect to the 7 1/4% Preferred Shares pursuant to paragraph (2)(i) shall be paid pro rata to the Holders entitled thereto.

          (iii) No full dividends may be declared or paid or set apart for the payment of dividends by the corporation on any Parity Shares for any period unless full cumulative dividends in respect of each Dividend Period ending on or before such period shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment is set apart for such payment on the 7 1/4% Preferred Shares. If full dividends are not so paid, the 7 1/4% Preferred Shares will share dividends pro rata with the Parity Shares.

         (iv) The corporation will not (A) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares or (B) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise, unless (1) all accrued and unpaid dividends with respect to the 7 1/4% Preferred Shares and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (2) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the 7 1/4% Preferred Shares and any Parity Shares. As used herein, the term "dividend" does not include dividends payable solely in Junior Shares on Junior Shares or in options, warrants or rights to holders of Junior Shares to subscribe or purchase any Junior Shares.

         (v) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the corporation.

         (vi) Dividends payable on the 7 1/4% Preferred Shares for any period other than a Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which payable. Dividends payable on the 7 1/4% Preferred Shares for a full Dividend Period will be computed by dividing the per annum dividend rate by four.

         (vii) Certificates of Common Shares relating to 7 1/4% Preferred Shares surrendered for conversion by a registered Holder during the period from the close of business on any regular record date next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date (except 7 1/4% Preferred Shares called for redemption on a Redemption Date within such period) must be accompanied by payment in cash of an amount equal to the accrued but unpaid dividends thereon which such registered Holder is to receive on such Dividend Payment Date with respect to the 7 1/4% Preferred Shares so surrendered.

          (3) LIQUIDATION PREFERENCE. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, Holders of 7 1/4% Preferred Shares will be entitled to be paid, out of the assets of the corporation available for distribution to its shareholders, the Liquidation Preference of the outstanding 7 1/4% Preferred Shares, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not earned or declared and including Additional Dividends and Supplemental Dividends, if any) thereon to the date fixed for liquidation, dissolution or winding-up of the corporation (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up of the corporation that would have been payable had the 7 1/4% Preferred Shares been the subject of an Optional Redemption on such date) before any distribution is made on any Junior Shares. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the amounts payable with respect to the 7 1/4% Preferred Shares and all Parity Shares are not paid in full, the 7 1/4% Preferred Shares and the Parity Shares will share equally and ratably (in proportion to the respective amounts that would be payable on such 7 1/4% Preferred Shares and the Parity Shares, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the corporation to which each is entitled. After payment of the full amount of the Liquidation Preference of the outstanding 7 1/4% Preferred Shares (and, if applicable, an amount equal to a prorated dividend), the Holders of 7 1/4% Preferred Shares will not be entitled to any further participation in any distribution of assets of the corporation.

         (ii) For the purposes of this paragraph (3), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation nor the consolidation or merger of the corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the corporation.

         (4) REDEMPTION. (i) OPTIONAL REDEMPTION. (A) The 7 1/4% Preferred Shares shall not be redeemable prior to April 3, 2000. On or after April 3, 2000, each 7 1/4% Preferred Share may be redeemed (subject to the legal availability of funds therefor) at any time, in whole or in part, at the option of the corporation, at the redemption prices (expressed as a percentage of the Liquidation Preference of such share) set forth below, plus, without duplication, an amount in cash equal to all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends to the date fixed for redemption (the "Optional Redemption Date") (including the Supplemental Dividend and an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Optional Redemption
Date) (the "Optional Redemption Price"). Notwithstanding the foregoing, prior to April 1, 2002, the corporation shall only have the option to redeem 7 1/4% Preferred Shares if, during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date that the Redemption Notice is mailed to Holders, the Closing Bid Price for the Common Shares exceeded 150% of the Conversion Price effective on the date of such Redemption Notice for at least 20 of such Trading Days. If redeemed during the 12-month period beginning April 1 of each of the years set forth below (or in the case of the year 2000, April 3), the Optional Redemption Price per share shall be the applicable percentage of the Liquidation Preference of such share set forth below plus, without duplication, in each case, an amount in cash equal to all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends (including an amount equal to a prorated dividend from the immediately preceding Dividend Payment Date to the Optional Redemption Date), if any, to the Optional Redemption Date:


         YEAR IN WHICH REDEMPTION OCCURS        PERCENTAGE
         2000 ....................................104.83%

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

         2001 ....................................104.03%
         2002 ....................................103.22%
         2003 ....................................102.42%
         2004 ....................................101.61%
         2005 ....................................100.81%
         2006 ....................................100.00%

         (B) In the event of a redemption of only a portion of the outstanding 7 1/4% Preferred Shares, the corporation shall effect such redemption on a pro rata basis, except that the corporation may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the corporation.

          (ii) MANDATORY REDEMPTION. Each 7 1/4% Preferred Share (if not earlier redeemed or converted) shall be subject to mandatory redemption in whole (to the extent of lawfully available funds therefor) on March 31, 2007 (the "Mandatory Redemption Date") at a price equal to 100% of the Liquidation Preference of such share, plus, without duplication, all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends thereon (including the Supplemental Dividend and an amount equal to a prorated dividend thereon from the immediately preceding Dividend Payment Date to the Mandatory Redemption Date), if any, to the Mandatory Redemption Date (the "Mandatory Redemption Price").

         (iii) PROCEDURE FOR REDEMPTION. (A) On and after the Optional Redemption Date or the Mandatory Redemption Date, as the case may be (the"Redemption Date"), unless the corporation defaults in the payment of the applicable redemption price, dividends will cease to accumulate on 7 1/4% Preferred Shares called for redemption and all rights of Holders of such shares will terminate except for the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; PROVIDED, HOWEVER, that if a notice of redemption shall have been given as provided in paragraph (iii)(B) and the funds necessary for redemption (including the Supplemental Dividend and an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the corporation, in trust for the benefit of the Holders of the shares called for redemption, then dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the Holders of the shares to be redeemed shall, with respect to the shares to be redeemed, cease to be shareholders of the corporation and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares without interest from the Redemption Date.

         (B) With respect to a redemption pursuant to paragraph (4)(i) or
(4)(ii), the corporation will send a written notice of redemption by first class mail to each Holder of record of 7 1/4% Preferred Shares, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); PROVIDED, HOWEVER, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any 7 1/4% Preferred Shares to be redeemed except as to the Holder or Holders to whom the corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

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

         (1)      whether the redemption is pursuant to paragraph (4)(i) or
                  (4)(ii) hereof;

         (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;

         (3) whether all or less than all the outstanding 7 1/4% Preferred Shares are to be redeemed and the total number of 7 1/4% Preferred Shares being redeemed;

         (4)      the Redemption Date;

         (5) that the Holder is to surrender to the corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the 7 1/4% Preferred Shares to be redeemed; and

         (6) that dividends on the 7 1/4% Preferred Shares to be redeemed shall cease to accumulate on such Redemption Date unless the corporation defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

         (C) Each Holder of 7 1/4% Preferred Shares shall surrender the certificate or certificates representing such 7 1/4% Preferred Shares to the corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (5) VOTING RIGHTS. (i) Each Holder of 7 1/4% Preferred Shares, except as required under Ohio law or as set forth in paragraphs (ii) and
(iii) below, shall be entitled to one vote for each 7 1/4% Preferred Share held by such Holder on any matter required or permitted to be voted upon by the shareholders of the corporation.

         (ii) (A) If (1) dividends on the 7 1/4% Preferred Shares are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive) (a "Dividend Default"); or (2) the corporation fails to redeem the 7 1/4% Preferred Shares on March 31, 2007, or fails to otherwise discharge any redemption obligation with respect to the 7 1/4% Preferred Shares, then the number of directors constituting the Board of Directors will be increased by two and the Holders of the outstanding 7 1/4% Preferred Shares (together with the holders of Parity Shares upon which like rights have been conferred and are exercisable), voting separately and as a class, shall have the right and power to elect such two additional directors. Each such event described in clause (1) or (2) above is a "Voting Rights

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Triggering Event". A Voting Rights Triggering Event shall not be deemed to have occurred if at the time of such event there are less than 200,000 outstanding 7 1/4% Preferred Shares.

         (B) The voting rights set forth in subparagraph (5)(ii)(A) above will continue until such time as (x) in the case of a Dividend Default, all dividends in arrears on the 7 1/4% Preferred Shares are paid in full in cash,
(y) in all other cases, any failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the Holders of at least two-thirds of the outstanding 7 1/4% Preferred Shares or (z) at any time there are less than 200,000 outstanding 7 1/4% Preferred Shares, at which time the term of any directors elected pursuant to the provisions of subparagraph (5)(ii)(A) above shall terminate and the number of directors constituting the Board of Directors shall be decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in the Holders of 7 1/4% Preferred Shares (together with the holders of Parity Shares upon which like rights have been conferred and are exercisable) pursuant to subparagraph (5)(ii)(A) hereof, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the corporation may, and upon the written request of the Holders of record of at least 25% of the outstanding 7 1/4% Preferred Shares or the holders of 25% of the outstanding Parity Shares upon which like rights have been confirmed and are exercisable addressed to the Secretary of the corporation shall, call a special meeting of the Holders of 7 1/4% Preferred Shares and the holders of such Parity Shares for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; PROVIDED, HOWEVER, that no such special meeting shall be called if the next annual meeting of shareholders of the corporation is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the corporation within 20 days after personal service to the Secretary of the corporation at its principal executive offices, then the Holders of record of at least 25% of the outstanding 7 1/4% Preferred Shares or the holders of 25% of the Parity Shares upon which like rights have been confirmed and are exercisable may designate in writing one of their members to call such meeting at the expense of the corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of shareholders of the corporation and shall be held at the place for holding the annual meetings of shareholders. Any holder of 7 1/4% Preferred Shares or such Parity Shares so designated shall have, and the corporation shall provide, access to the lists of Holders of 7 1/4% Preferred Shares and the holders of such Parity Shares to be called pursuant to the provisions hereof. If no special meeting of the Holders of 7 1/4% Preferred Shares and the holders of such Parity Shares is called as provided in this paragraph (5)(ii), then such meeting shall be deemed to have been called for the next annual meeting of shareholders of the corporation or special meeting of the holders of any other capital shares of the corporation.

         (C) At any meeting held for the purposes of electing directors at which the Holders of 7 1/4% Preferred Shares (together with the holders of Parity Shares upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority in voting power of the outstanding 7 1/4% Preferred Shares (and such Parity Shares) shall be required to constitute a quorum thereof.

         (D) Any vacancy occurring in the office of a director elected by the Holders of 7 1/4% Preferred Shares (and such Parity Shares) may be filled by the remaining director elected by the Holders of 7 1/4% Preferred Shares (and such Parity Shares) unless and until such vacancy shall be filled by the Holders of 7 1/4% Preferred Shares (and such Parity Shares).

         (iii) (A) So long as any of the 7 1/4% Preferred Shares are outstanding, the corporation will not authorize, create or increase the authorized amount of any class or series of Senior Shares without the affirmative vote of Holders of at least two-thirds of the outstanding 7 1/4% Preferred Shares, voting as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

         (B) So long as any 7 1/4% Preferred Shares are outstanding, the corporation will not amend this Article Fourth so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of 7 1/4% Preferred Shares or to authorize the issuance of any additional 7 1/4% Preferred Shares (except to authorize the issuance of additional 7 1/4% Preferred Shares to be paid as dividends on the 7 1/4% Preferred Shares, for which no vote shall be necessary) without the affirmative vote of Holders of at least two-thirds of the issued and outstanding shares of 7 1/4% Preferred Shares, voting as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

         (C) Except as set forth in paragraph (5)(iii)(A) or (B) above or as otherwise required by Ohio law, (x) the creation, authorization or issuance of any Junior Shares, Parity Shares or Senior Shares, including the designation of a series of 7 1/4% Preferred Shares, or (y) the increase or decrease in the amount of authorized capital shares of any class, including Preferred Shares, shall not require the vote of Holders of 7 1/4% Preferred Shares and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of 7 1/4% Preferred Shares.

          (iv) In any case in which the Holders of 7 1/4% Preferred Shares shall be entitled to vote pursuant to this paragraph (5) or pursuant to Ohio law, each Holder of 7 1/4% Preferred Shares entitled to vote with respect to such matters shall be entitled to one vote for each 7 1/4% Preferred Share held.

         (6) CONVERSION. (i) At any time, at the option of the Holder thereof, any 7 1/4% Preferred Share may be converted at the Liquidation Preference thereof into fully paid and nonassessable Common Shares (calculated as to each conversion to the nearest 1/100 of a share), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Mandatory Redemption Date.

In the event a 7 1/4% Preferred Share is called for optional redemption, such conversion right in respect of the 7 1/4% Preferred Share so called shall expire at the close of business on the applicable Optional Redemption Date, unless the corporation defaults in making the payment due upon redemption.

The price at which Common Shares shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $11.18 per Common Share. The Conversion Price shall be adjusted in certain instances as provided in paragraph (6)(iv) and paragraph (6)(v).

         (ii) In order to exercise the conversion privilege, the Holder of any 7 1/4% Preferred Shares to be converted shall surrender the certificate for such 7 1/4% Preferred Shares, duly endorsed or assigned to the corporation or in blank, at the office of the Transfer Agent or at any office or agency of the corporation maintained for that purpose, accompanied by written notice to the corporation in the form of Exhibit B that the Holder elects to convert such 7 1/4% Preferred Shares or, if fewer than all of the 7 1/4% Preferred Shares represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Except as provided in paragraph (2)(vii), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on the 7 1/4% Preferred Shares surrendered for conversion or on account of any dividends on the Common Shares issued upon conversion. Such notice shall also contain the office or the address to which the corporation should deliver Common Shares issuable upon conversion (and any other payments or certificates related thereto). Except as provided in paragraph (2)(vii), in no event shall the corporation be obligated to pay any converting Holder any unpaid dividend, whether or not in arrears, on converted shares or any dividends on the Common Shares issued upon such conversion.

7 1/4% Preferred Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of 7 1/4% Preferred Shares for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such 7 1/4% Preferred Shares as Holders shall cease, and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the corporation shall issue and shall deliver to such office or agency as the converting Holder shall have designated in its written notice to the corporation a certificate or certificates for the number of full Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in paragraph (6)(iii) hereof.

In the case of any conversion of fewer than all of the 7 1/4% Preferred Shares evidenced by a certificate, upon such conversion the corporation shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof (at the address designated by such Holder), at the expense of the corporation, a new certificate or certificates representing the number of unconverted 7 1/4% Preferred Shares.

          (iii) No fractional Common Shares shall be issued upon the conversion of a 7 1/4% Preferred Share. If more than one 7 1/4% Preferred Share shall be surrendered for conversion at one time by the same Holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate 7 1/4% Preferred Shares so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any 7 1/4% Preferred Share, the corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in paragraph (6)(iv)(7)) per Common Share at the close of business on the Business Day prior to the day of conversion.

         (iv) The Conversion Price shall be adjusted from time to time by the corporation as follows:

         (1) If the corporation shall hereafter pay a dividend or make a distribution in Common Shares to all holders of any outstanding class or series of Common Shares of the corporation, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date (as defined in paragraph (6)(iv)(7)) fixed for such determination and the denominator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this paragraph (6)(iv)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (2) If the corporation shall offer or issue rights or warrants to all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined in paragraph (6)(iv)(7)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the total number of additional Common Shares subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that Common Shares are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Shares, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (3) If the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) If the corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares of any class of capital stock of the corporation (other than any dividends or distributions to which paragraph
(6)(iv)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in paragraph (6)(iv)(2) and excluding dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which paragraph (6)(v) applies) (the foregoing hereinafter in this paragraph
(6)(iv)(4) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in paragraph
(6)(iv)(7)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (6)(iv)(7)) of the Common Shares on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one Common Share and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of 7 1/4% Preferred Shares shall have the right to receive upon conversion of a 7 1/4% Preferred Share (or any portion thereof) the amount of Distributed Securities such Holder would have received had such Holder converted such 7 1/4% Preferred Share (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (6)(iv)(4) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (6)(iv)(7) to the extent possible.

Rights or warrants distributed by the corporation to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this paragraph (6)(iv)(4) (and no adjustment to the Conversion Price under this paragraph (6)(iv)(4) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this paragraph (6)(iv)(4) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date hereof, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this paragraph (6)(iv)(4) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

Notwithstanding any other provision of this paragraph (6)(iv)(4) to the contrary, capital stock, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this paragraph (6)(iv)(4) if the corporation makes proper provision so that each Holder of 7 1/4% Preferred Shares who converts a 7 1/4% Preferred Share (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such 7 1/4% Preferred Share into Common Shares.

For purposes of this paragraph (6)(iv)(4) and paragraphs (6)(iv)(1) and (2), any dividend or distribution to which this paragraph (6)(iv)(4) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares to which paragraph (6)(iv)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets, shares of capital stock, rights or warrants other than (A) such Common Shares or (B) rights or warrants to which paragraph
(6)(iv)(2) applies (and any Conversion Price reduction required by this paragraph (6)(iv)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Price reduction required by paragraph (6)(iv)(1) and (2) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of paragraph (6)(iv)(1) and as "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants", "the date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of paragraph (6)(iv)(2), and (2) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph
(6)(iv)(1).

         (5) If the corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed upon a merger or consolidation to which paragraph (6)(v) applies or as part of a distribution referred to in paragraph (6)(iv)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (6)(iv)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the corporation or a Subsidiary of the corporation for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to paragraph (6)(iv)(4) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (6)(iv)(7)) on the Record Date with respect to such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% amount divided by
(y) the number of Common Shares outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; PROVIDED, HOWEVER, that, if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price of the Common Shares on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of 7 1/4% Preferred Shares shall have the right to receive upon conversion of a 7 1/4% Preferred Share (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such 7 1/4% Preferred Share (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

      (6) If a tender or exchange offer made by the corporation or any of its Subsidiaries for all or any portion of the Common Shares expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the corporation or any of its Subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph
(6)(iv)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Common Shares made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (6)(iv)(5) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph
(6)(iv)(7)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the corporation is obligated to purchase shares pursuant to any such tender offer, but the corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this paragraph (6)(iv)(6) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this paragraph (6)(iv)(6).

     (7) For purposes of this paragraph (6)(iv), the following terms shall have the meaning indicated:

"closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on The Nasdaq National Market or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

"Current Market Price" means the average of the daily closing prices per Common Share for the 10 consecutive trading days immediately prior to the date in question; PROVIDED, HOWEVER, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs (6)(iv)(1), (2), (3), (4), (5) or (6) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraphs (6)(iv)(1), (2), (3), (4), (5) or (6) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraphs (6)(iv)(4) or (5), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidence of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share as of the close of business on the day before such "ex" date. For purposes of any computation under paragraph (6)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per Common Share for such day and the next two succeeding trading days; PROVIDED, HOWEVER, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (6)(iv)(1), (2), (3), (4), (5) or (6) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (I) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (II) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (III) when used with respect to any tender or exchange offer means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this paragraph (6)(iv), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this paragraph (6)(iv) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

"fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

"Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (8) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (6)(iv)(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (6)(iv)(8) shall be made by the corporation and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

     (9) Whenever the Conversion Price is adjusted as herein provided, the corporation shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of 7 1/4% Preferred Shares at such Holder's last address appearing on the register of Holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (10) In any case in which this paragraph (6)(iv) provides that an adjustment shall become effective immediately after a Record Date for an event, the corporation may defer until the occurrence of such event issuing to the Holder of any 7 1/4% Preferred Share converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment.

      (11) For purposes of this paragraph (6)(iv), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The corporation shall not pay any dividend or make any distribution on Common Shares held in the treasury of the corporation.

     (v) In case of any consolidation of the corporation with, or merger of the corporation into, any other corporation, or in case of any merger of another corporation into the corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancelation of outstanding Common Shares of the corporation), or in case of any conveyance or transfer of the properties and assets of the corporation substantially as an entirety, the Holder of each outstanding 7 1/4% Preferred Share shall have the right thereafter, during the period such 7 1/4% Preferred Shares shall be convertible as specified in paragraph (6)(i), to convert such 7 1/4% Preferred Shares only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of Common Shares of the corporation into which such 7 1/4% Preferred Share might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Common Shares of the corporation failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Common Share of the corporation in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this paragraph (6)(v) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (6)(v). The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers.

     (vi) In case:

     (1) the corporation shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus; or

     (2) the corporation shall authorize the granting to all holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

     (3) of any reclassification of the Common Shares of the corporation (other than a subdivision or combination of its outstanding Common Shares), or of any consolidation or merger to which the corporation is a party and for which approval of any shareholders of the corporation is required, or the sale or transfer of all or substantially all the assets of the corporation; or

      (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the corporation; then the corporation shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the 7 1/4% Preferred Shares, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the 7 1/4% Preferred Shares Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation. Failure to give the notice requested by this Section or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation, or the vote upon any such action.

     (vii) The corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares (or out of its authorized Common Shares held in the treasury of the corporation), for the purpose of effecting the conversion of the 7 1/4% Preferred Shares, the full number of Common Shares then issuable upon the conversion of all outstanding 7 1/4% Preferred Shares.

     (viii) The corporation will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of the 7 1/4% Preferred Shares pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the Holder of the 7 1/4% Preferred Shares or the 7 1/4% Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established to the satisfaction of the corporation that such tax has been paid.

     (ix) (1) Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Change in Control occurs then, if the corporation does not elect to make a Change in Control Offer, the Conversion Price in effect shall be adjusted immediately after such Change in Control as described below. In addition, in the event of a Common Shares Change in Control (as defined in this paragraph (6)(ix)), each 7 1/4% Preferred Share shall be convertible solely into common shares of the kind received by holders of Common Shares as the result of such Common Shares Change in Control. For purposes of calculating any adjustment to be made pursuant to this paragraph in the event of a Change in Control, immediately after such Change in Control:

     (A) in the case of a Non-Stock Change in Control (as defined in this paragraph (6)(ix)), the Conversion Price shall thereupon become the lower of
(x) the Conversion Price in effect immediately prior to such Non-Stock Change in Control, but after giving effect to any other prior adjustments, and (y) the result obtained by multiplying the greater of the Applicable Price (as defined in this paragraph (6)(ix)) or the then applicable Reference Market Price (as defined in this paragraph (6)(ix)) by a fraction of which the numerator shall be $100.00 and the denominator shall be the then current Optional Redemption Price per share; and

      (B) in the case of a Common Shares Change in Control, the Conversion Price in effect immediately prior to such Common Shares Change in Control, but after giving effect to any prior adjustments, shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be the Purchaser Shares Price (as defined in this paragraph (6)(ix)) and the denominator shall be the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Shares Change in Control in which (x) 100% of the value of the consideration received by a holder of Common Shares is common stock of the successor, acquiror, or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Shares Change in Control) and (y) all of the Common Shares will have been exchanged for, converted into, or acquired for, common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price in effect immediately prior to such Common Shares Change in Control shall thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one Common Share as a result of such Common Shares Change in Control.

     (2) For purposes of this paragraph (ix), the following terms shall have the meanings indicated:

"Applicable Price" means (i) in the event of a Non-Stock Change in Control in which the holders of the Common Shares receive only cash, the amount of cash received by the holder of one Common Share and (ii) in the event of any other Non-Stock Change in Control or any Common Shares Change in Control, the average of the Closing Bid Prices for the Common Shares during the ten Trading Days prior to and including the record date for the determination of the holders of Common Shares entitled to receive cash, securities, property or other assets in connection with such Non-Stock Change in Control or Common Shares Change in Control or, if there is no such record date, the date upon which the holders of the Common Shares shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (6)(iv)(1) through (6).

"Common Shares Change in Control" means any Change in Control in which more than 50% of the value (as determined in good faith by the Board of Directors of the corporation) of the consideration received by holders of Common Shares consists of common stock that for each of the ten consecutive Trading Days referred to in the preceding paragraph has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market; PROVIDED, HOWEVER, that a Change in Control shall not be a Common Shares Change in Control unless either (i) the corporation continues to exist after the occurrence of such Change in Control and the outstanding 7 1/4% Preferred Shares continue to exist as outstanding 7 1/4% Preferred Shares or (ii) not later than the occurrence of such Change in Control, the outstanding 7 1/4% Preferred Shares are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the corporation (which shall include a corporation that is the direct or indirect owner of all the equity interests of the surviving corporation in the merger) (hereinafter, a "successor"), which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the 7 1/4% Preferred Shares.

"Non-Stock Change in Control" means any Change in Control other than a Common Shares Change in Control.

"Purchaser Shares Price" means, with respect to any Common Shares Change in Control, the product of (i) the number of shares of common stock received in such Common Shares Change of Control for each Common Share and (ii) the average of the per share Closing Prices for the common stock received in such Common Shares Change in Control for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Shares entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Shares shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in paragraph (6)(iv)(1) through (6); PROVIDED, HOWEVER, that if no such Closing Prices exist, then the Purchaser Shares Price shall be set at a price determined in good faith by the Board of Directors of the corporation.

"Reference Market Price" shall initially mean $6.44 (which is equal to $13.50 divided by 2.096 (which is the exchange ratio for shares of common stock of IXC in the Agreement and Plan of Merger, dated as of July 20, 1999 among the corporation, Ivory Merger, Inc. and IXC)), and in the event of any adjustment to the conversion prices other than as a result of a Change in Control, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $6.44 to the initial Conversion Price set forth in paragraph (6)(i).

     (7) CHANGE IN CONTROL. (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change in Control Date"), the corporation shall be obligated to (1) purchase all or a portion of each Holder's 7 1/4% Preferred Shares in cash pursuant to the offer described in paragraph (7)(iii) (the "Change of Control Offer") at a purchase price equal to 100% of the Liquidation Preference, plus, without duplication, all accrued and unpaid Liquidated Damages and all accrued and unpaid dividends, if any, to the Change of Control Payment Date, including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date or (2) adjust the conversion price as provided under paragraph (6)(ix).

     (ii) Prior to the mailing of the notice referred to in paragraph
(7)(iii), but in any event within 15 days following the date on which the corporation knows or reasonably should have known that a Change in Control has occurred, the corporation covenants that it shall promptly determine if the purchase of the 7 1/4% Preferred Shares would violate or constitute a default under any indebtedness of the corporation.

     (iii) Within 15 days following the date on which the corporation knows or reasonably should have known that a Change in Control has occurred, the corporation must send, by first-class mail, postage prepaid, a notice to each Holder of 7 1/4% Preferred Shares. Such notice shall state whether the Change of Control Offer would be permitted under any indebtedness of the corporation, and if permitted, such notice shall contain all instructions and materials necessary to enable such Holders to tender 7 1/4% Preferred Shares pursuant to the Change of Control Offer. If the Change of Control Offer would be permitted under any indebtedness of the corporation, such notice shall state:

     (A) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this paragraph (7) and that all 7 1/4% Preferred Shares validly tendered and not withdrawn will be accepted for payment;

     (B) the purchase price (including the amount of accrued dividends, if any) and the purchase date (which must be no earlier than 30 days nor later than 75 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

     (C) that any 7 1/4% Preferred Shares not tendered will continue to accrue dividends;

     (D) that, unless the corporation defaults in making payment therefor, any 7 1/4% Preferred Share accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

     (E) that Holders electing to have any 7 1/4% Preferred Shares purchased pursuant to a Change of Control Offer will be required to surrender such 7 1/4% Preferred Shares, properly endorsed for transfer, together with such other customary documents as the corporation and the Transfer Agent may reasonably request to the Transfer Agent and registrar for the 7 1/4% Preferred Shares at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

      (F) that Holders will be entitled to withdraw their election if the corporation receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of 7 1/4% Preferred Shares the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such 7 1/4% Preferred Shares purchased;

     (G) that Holders whose 7 1/4% Preferred Shares are purchased only in part will be issued a new certificate representing the unpurchased 7 1/4% Preferred Shares; and

     (H) the circumstances and relevant facts regarding such Change of Control. If the Change of Control Offer would not be permitted under any indebtedness of the corporation, such notice shall state the Conversion Price as adjusted pursuant to paragraph (6)(ix).

     (iv) The corporation will comply with any tender offer rules under the Exchange Act which then may be applicable, including Rules 13e-4 and 14e-1, in connection with any offer required to be made by the corporation to repurchase the 7 1/4% Preferred Shares as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Article Fourth, the corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article Fourth by virtue thereof.

     (v) On the Change of Control Payment Date the corporation shall (A) accept for payment the 7 1/4% Preferred Shares validly tendered pursuant to the Change of Control Offer, (B) pay to the Holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the corporation defaults in the payment for the 7 1/4% Preferred Shares tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the 7 1/4% Preferred Shares tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

     (vi) To accept the Change of Control Offer, the Holder of a 7 1/4% Preferred Share shall deliver, on or before the 10th day prior to the Change of Control Payment Date, written notice to the corporation (or an agent designated by the corporation for such purpose) of such Holder's acceptance, together with certificates evidencing the 7 1/4% Preferred Shares with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

     (8) REISSUANCE OF 7 1/4% PREFERRED SHARES. 7 1/4% Preferred Shares that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall not be reissued as 7 1/4% Preferred Shares and shall (upon compliance with any applicable provisions of the laws of Ohio) have the status of authorized and unissued Preferred Shares undesignated as to series and may be redesignated and reissued as part of any series of Preferred Shares (except as otherwise provided by Ohio law); PROVIDED, HOWEVER, that so long as any 7 1/4% Preferred Shares are outstanding, any issuance of such shares must be in compliance with the terms hereof.

     (9) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

      (10) LIMITATION ON MERGERS AND ASSET SALES. The corporation may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person unless: (1) the successor, transferee or lessee (if not the corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the 7 1/4% Preferred Shares shall be converted into or exchanged for and shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee substantially the same powers, preference and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the 7 1/4% Preferred Shares had immediately prior to such transaction; and (2) the corporation delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer complies with this Article Fourth. The successor, transferee or lessee will be the successor company.

     (11) CERTIFICATES. (i) FORM AND DATING. The 7 1/4% Preferred Shares certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the corporation). Each 7 1/4% Preferred Shares certificate shall be dated the date of its authentication. The terms of the 7 1/4% Preferred Shares certificate set forth in Exhibit A are part of the terms of this Article Fourth.

     (ii) EXECUTION AND AUTHENTICATION. Two Officers shall sign the 7 1/4% Preferred Shares certificates for the corporation by manual or facsimile signature. The corporation's seal shall be impressed, affixed, imprinted or reproduced on the 7 1/4% Preferred Shares certificates and may be in facsimile form.

If an Officer whose signature is on the 7 1/4% Preferred Shares certificates no longer holds that office at the time the Transfer Agent authenticates the 7 1/4% Preferred Shares certificates, the 7 1/4% Preferred Shares certificates shall be valid nevertheless.

A 7 1/4% Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the 7 1/4% Preferred Shares certificates. The signature shall be conclusive evidence that the 7 1/4% Preferred Shares have been authenticated under this Article Fourth.

The Transfer Agent shall authenticate and deliver 1,400,000 7 1/4% Preferred Shares for original issue upon a written order of the corporation signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the corporation. In addition, the Transfer Agent shall authenticate and deliver, from time to time, Additional Shares for original issue upon order of the corporation signed by two Officers or by an Officer or either an Assistant Treasurer or Assistant Secretary of the corporation. Such orders shall specify the number of 7 1/4% Preferred Shares to be authenticated and the date on which the original issue of 7 1/4% Preferred Shares is to be authenticated.

     The Transfer Agent may appoint an authenticating agent reasonably acceptable to the corporation to authenticate the 7 1/4% Preferred Shares. Unless limited by the terms of such appointment, an authenticating agent may authenticate 7 1/4% Preferred Shares whenever the Transfer Agent may do so. Each reference in this Article Fourth to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

     (iii) TRANSFER AND EXCHANGE. (A) TRANSFER AND EXCHANGE OF 7 1/4% PREFERRED SHARES. When 7 1/4% Preferred Shares certificates are presented to the Transfer Agent with a request to register the transfer of such 7 1/4% Preferred Shares or to exchange such 7 1/4% Preferred Shares certificates for an equal number of 7 1/4% Preferred Shares certificates of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the 7 1/4% Preferred Shares certificates surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the corporation and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

      (B) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF 7 1/4% PREFERRED SHARES. (1) To permit registrations of transfers and exchanges, the corporation shall execute and the Transfer Agent shall authenticate 7 1/4% Preferred Shares certificates as required pursuant to the provisions of this paragraph (iii).

     (2) All 7 1/4% Preferred Shares certificates issued upon any registration of transfer or exchange of 7 1/4% Preferred Shares certificates shall be the valid obligations of the corporation, entitled to the same benefits under this Article Fourth as the 7 1/4% Preferred Shares certificates surrendered upon such registration of transfer or exchange.

     (3) Prior to due presentment for registration of transfer of any 7 1/4% Preferred Shares, the Transfer Agent and the corporation may deem and treat the person in whose name such 7 1/4% Preferred Shares are registered as the absolute owner of such 7 1/4% Preferred Shares and neither the Transfer Agent nor the corporation shall be affected by notice to the contrary.

     (4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any 7 1/4% Preferred Shares certificate at the office of the Transfer Agent maintained for that purpose. However, the corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of 7 1/4% Preferred Shares certificates.

     (iv) REPLACEMENT CERTIFICATES. If a mutilated 7 1/4% Preferred Shares certificate is surrendered to the Transfer Agent or if the Holder of a 7 1/4% Preferred Shares certificate claims that the 7 1/4% Preferred Shares certificate has been lost, destroyed or wrongfully taken, the corporation shall issue and the Transfer Agent shall countersign a replacement 7 1/4% Preferred Shares certificate if the reasonable requirements of the Transfer Agent and of section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the corporation, such Holder shall furnish an indemnity bond sufficient in the judgment of the corporation and the Transfer Agent to protect the corporation and the Transfer Agent from any loss which either of them may suffer if a 7 1/4% Preferred Shares certificate is replaced. The corporation and the Transfer Agent may charge the Holder for their expenses in replacing a 7 1/4% Preferred Shares certificate.

     (v) CANCELATION. (A) In the event the corporation shall purchase or otherwise acquire 7 1/4% Preferred Shares certificates, the same shall thereupon be delivered to the Transfer Agent for cancelation.

     (B) The Transfer Agent and no one else shall cancel and destroy all 7 1/4% Preferred Shares certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the corporation unless the corporation directs the Transfer Agent to deliver canceled 7 1/4% Preferred Shares certificates to the corporation. The corporation may not issue new 7 1/4% Preferred Shares certificates to replace 7 1/4% Preferred Shares certificates to the extent they evidence 7 1/4% Preferred Shares which the corporation has purchased or otherwise acquired.

     (12) CERTAIN DEFINITIONS. As used in this Article Fourth, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and
(4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

"BUSINESS DAY" means each day which is not a Legal Holiday.

"CAPITAL SHARE" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Shares, but excluding any debt securities convertible into or exchangeable for such equity.

"CHANGE IN CONTROL" or "CHANGE OF CONTROL" means: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to any "person" (as such term is used in section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), (other than officers, directors and shareholders of the corporation and their affiliates on the date of this Certificate of Amendment) becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting shares of the corporation or (iv) the first day on which a majority of the members of the Board of Directors (excluding the directors elected pursuant to paragraph (f) are not Continuing Directors).

"CLOSING BID PRICE" means on any day the last reported bid price on such day, or in case no bid takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange or, if the stock is not quoted on such exchange, on The Nasdaq National Market or the principal national securities exchange on which such stock is listed or admitted to trading, or if not listed or admitted to trading on The Nasdaq National Market or any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by the corporation for that purpose.

"CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Certificate of Amendment or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

"DEFAULT" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"HOLDERS" means the registered holders from time to time of the 7 1/4% Preferred Shares.

"ISSUE DATE" means the date on which the 7 1/4% Preferred Shares are initially issued.

"IXC 7 1/4% PREFERRED STOCK" means 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, of IXC that was converted into the right to receive 7 1/4% Preferred Shares pursuant to the Agreement and Plan of Merger dated as of July 20, 1999, by and among the corporation, Ivory Merger and IXC.

"LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

"LIQUIDATED DAMAGES" means, with respect to any 7 1/4% Preferred Shares, the Additional Dividends and Supplemental Dividends then accrued, if any, on such share pursuant to paragraph (2).

"OFFICER" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the corporation.

"OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

"OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the corporation or the Transfer Agent.

"PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"PREFERRED SHARES" means, as applied to the Capital Shares of any corporation, Capital Shares of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over Capital Shares of any other class of such corporation.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"S-4 REGISTRATION STATEMENT" means the S-4 Registration Statement on Form S-4 under the Securities Act of 1933, dated September 13, 1999, with respect to the 7 1/4% Preferred Shares filed with the SEC. The S-4 Registration Statement was filed pursuant to the Agreement and Plan of Merger dated as of July 20, 1999, by and among the corporation, Ivory Merger Inc. and IXC Communications, Inc.

"SUBSIDIARY" means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the corporation, the corporation and one or more Subsidiaries or one or more Subsidiaries and any partnership the sole general partner or the managing partner of which the corporation or any Subsidiary or the only general partners of which are the corporation and one or more Subsidiaries or one or more Subsidiaries.

"TRADING DAY" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

"TRANSFER AGENT" means the transfer agent for the 7 1/4% Preferred Shares appointed by the corporation.

"VOTING SHARES" of a corporation means all classes of Capital Shares of such corporation then outstanding and normally entitled to vote in the election of directors.

                                                                    EXHIBIT A

                       FORM OF CONVERTIBLE PREFERRED SHARE

                                FACE OF SECURITY

Certificate Number                               Number of Shares of Convertible
                                                                Preferred Shares
[   ]                                                                      [   ]

                                                                CUSIP NO.: [   ]

                 7 1/4% Junior Convertible Preferred Shares Due
                      2007 (without par value) (liquidation
                                 preference $100
                      per share of 7 1/4% Preferred Shares)

                                       of

                              Cincinnati Bell Inc.

         Cincinnati Bell Inc., an Ohio corporation (the "corporation"), hereby certifies that [ ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the corporation designated the 7 1/4% Junior Convertible Preferred Shares Due 2007 (without par value) (liquidation preference $100 per share of 7 1/4% Preferred Shares) (the "7 1/4% Preferred Shares"). The 7 1/4% Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the 7 1/4% Preferred Shares represented hereby are issued and shall in all respects be subject to the provisions of the Cincinnati Bell Amended Articles of Incorporation dated [ ], as the same may be amended from time to time (the "Articles"). Capitalized terms used herein but not defined shall have the meaning given them in the Articles. The corporation will provide a copy of the Articles to a Holder without charge upon written request to the corporation at its principal place of business.

         Reference is hereby made to select provisions of the 7 1/4% Preferred Shares set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

         Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of 7 1/4% Preferred Shares shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the corporation has executed this certificate this [ ] day of [ ], [ ].

                                       CINCINNATI BELL INC.,

                                       By:
                                          Name:
                                          Title:

[Seal]

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the 7 1/4% Preferred Shares referred to in the within mentioned ArticleS.

Dated:   [      ], [    ]

                                       [THE FIFTH THIRD BANK]
                                       as Transfer Agent,

                                       By:
                                          -----------------------------------
                                          Authorized Signatory

                               REVERSE OF SECURITY

         Dividends on each 7 1/4% Preferred Share shall be payable at a rate per annum set forth in the face hereof or as provided in the Articles (including Additional Dividends).

         The 7 1/4% Preferred Shares shall be redeemable as provided in the Articles. The 7 1/4% Preferred Shares shall be convertible into the corporation's Common Shares in the manner and according to the terms set forth in the Articles.

         As required under Ohio law, the corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the corporation so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the corporation.

                                                                    EXHIBIT B

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
             in order to Convert the Convertible, Preferred Shares)

The undersigned hereby irrevocably elects to convert (the "Conversion") 7 1/4% Junior Convertible Preferred Shares (the "7 1/4% Preferred Shares"), represented by stock certificate No(s).________ (the "7 1/4% Preferred Shares Certificates") into shares of common stock ("Common Shares") of Cincinnati Bell Inc. (the "corporation") according to the conditions of the corporation's Amended Articles of Incorporation (the "Articles"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.* No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. A copy of each 7 1/4% Preferred Shares Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Shares issuable to the undersigned upon conversion of the 7 1/4% Preferred Shares shall be made pursuant to registration of the Common Shares under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any Holder, upon the exercise of its conversion rights in accordance with the terms of the Articles and the 7 1/4% Preferred Shares, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.

                         Date of Conversion:

                         Applicable Conversion Price:

                         Number of shares of Convertible
                         Preferred Shares to be Converted:

                         Number of shares of
                         Common Shares to be Issued:

                         Signature:

                         Name:

                         Address:**

                         Fax No.:

*The corporation is not required to issue shares of Common Shares until the original 7 1/4% Preferred Shares Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the corporation or its Transfer Agent. The corporation shall issue and deliver shares of Common Shares to an overnight courier not later than three business days following receipt of the original 7 1/4% Preferred Shares Certificate(s) to be converted.

**Address where shares of Common Shares and any other payments or certificates shall be sent by the corporation.

                                     ANNEX 2

     12. Of the 4,000,000 Voting Preferred Shares of the corporation, 155,250 shall constitute a series of Voting Preferred Shares designated as 6 3/4% Cumulative Convertible Preferred Shares (the "6 3/4% Preferred Shares") with a Liquidation Preference of $1,000 per share (the "Liquidation Preference"), and have, subject and in addition to the other provisions of this Article Fourth, the following relative rights, preferences and limitations:

     (1) ISSUE DATE. The date the 6 3/4% Preferred Shares are first issued is referred to as the "Issue Date".

     (2) RANK. The 6 3/4% Preferred Shares will, rank (i) PARI PASSU in right of payment with the corporation's 7 1/4% Junior Convertible Preferred Shares Due 2007 (the "7 1/4% Preferred Shares") and each other class of Capital Shares or series of Preferred Shares established hereafter by the Board of Directors, the terms of which expressly provide that such class or series ranks on a parity with the 6 3/4% Preferred Shares as to dividend rights and rights on liquidation, dissolution and winding-up of the corporation (collectively referred to as "Parity Securities"); (ii) junior in right of payment to any Senior Securities (as defined) as to dividends and upon liquidation, dissolution or winding-up of the corporation and (iii) senior in right of payment as to dividend rights and upon liquidation, dissolution or winding-up of the corporation to the Common Shares or any Capital Shares of the corporation that expressly provide that they will rank junior to the 6 3/4% Preferred Shares as to dividend rights or rights on liquidation, winding-up and dissolution of the corporation (collectively referred to as "Junior Securities"). The corporation may not authorize, create (by way of reclassification or otherwise) or issue any class or series of Capital Shares of the corporation ranking senior in right of payment as to dividend rights or upon liquidation, dissolution or winding-up of the corporation to the 6 3/4% Preferred Shares ("Senior Securities") or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Securities without the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding 6 3/4% Preferred Shares.

      (3) DIVIDENDS. The Holders of the 6 3/4% Preferred Shares will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the corporation legally available therefor, cumulative preferential dividends from the Issue Date of the 6 3/4% Preferred Shares accruing at the rate of $67.50 per 6 3/4% Preferred Share per annum, or $16.875 per 6 3/4% Preferred Share per quarter, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding December 15, March 15, June 15, and September 15 (each, a "Record Date"). In addition to the dividends described in the preceding sentence, a Holder of any outstanding 6 3/4% Preferred Shares will be entitled to a dividend in an additional amount (the "Supplemental Dividend"), to the extent not previously paid on the 6 3/4% Preferred Shares, equal to all accumulated and unpaid dividends on the shares of IXC 6 3/4% Preferred Stock (as defined) outstanding on the effective date of the merger of Ivory Merger Inc., a wholly-owned subsidiary of the corporation ("Ivory Merger"), with and into IXC Communications, Inc. ("IXC"), pursuant to which outstanding shares of IXC 6 3/4% Preferred Stock were converted into the right to receive 6 3/4% Preferred Shares. The Supplemental Dividend, until paid by the corporation, shall for all purposes of this 6 3/4% Article Fourth be deemed included with the accrued and unpaid dividends on the 6 3/4% Preferred Shares. Accrued but unpaid dividends, if any, may be paid on such dates as determined by the Board of Directors. Dividends will be payable in cash except as set forth below. Dividends payable on the 6 3/4% Preferred Shares will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends (other than the Supplemental Dividend) may, at the option of the corporation, be paid in Common Shares if, and only if, the documents governing the corporation's indebtedness that exist on the Issue Date then prohibit the payment of such dividends in cash. If the corporation elects to pay dividends in Common Shares, the number of Common Shares to be distributed will be calculated by dividing the amount of such dividend otherwise payable in cash by 95% of the arithmetic average of the Closing Price (as defined) for the five Trading Days (as defined) preceding the Dividend Payment Date. The 6 3/4% Preferred Shares will not be redeemable unless all dividends (including the Supplemental Dividend) accrued through such redemption date shall have been paid in full. Notwithstanding anything to the contrary herein contained, the corporation shall not be required to declare or pay a dividend if another person (including, without limitation, any of its subsidiaries) pays an amount to the Holders equal to the amount of such dividend on behalf of the corporation and, in such event, the dividend will be deemed paid for all purposes.

Dividends on the 6 3/4% Preferred Shares (including the Supplemental Dividend) will accrue whether or not the corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate. Accumulated unpaid dividends (including the Supplemental Dividend) will accrue and cumulate at a rate of 6.75% per annum. The corporation will take all reasonable actions required or permitted under Ohio law to permit the payment of dividends on the 6 3/4% Preferred Shares.

No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding 6 3/4% Preferred Share with respect to any dividend period unless all dividends for all preceding dividend periods (including the Supplemental Dividend) have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding 6 3/4% Preferred Shares. Unless full cumulative dividends on all outstanding 6 3/4% Preferred Shares (including the Supplemental Dividend) due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of Junior Securities or options, warrants or rights to purchase Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior Securities) by the corporation or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the corporation or any of its Subsidiaries. Holders of the 6 3/4% Preferred Shares will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

      (4) LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation after payment in full of the Liquidation Preference (and any accrued and unpaid dividends) on any Senior Securities, each Holder of 6 3/4% Preferred Shares shall be entitled, on an equal basis with the holders of the 7 1/4% Preferred Shares and any other outstanding Parity Securities, to payment out of the assets of the corporation available for distribution of the Liquidation Preference per 6 3/4% Preferred Share held by such Holder, plus an amount equal to the accrued and unpaid dividends (if any), Liquidated Damages (as defined) (if any) and the Supplemental Dividend (if any) on the 6 3/4% Preferred Shares to the date fixed for liquidation, dissolution, or winding-up of the corporation before any distribution is made on any Junior Securities, including, without limitation, Common Shares of the corporation. After payment in full of the Liquidation Preference and an amount equal to the accrued and unpaid dividends, Liquidated Damages (if any) and the Supplemental Dividend (if any) to which Holders of the 6 3/4% Preferred Shares are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation nor the consolidation or merger of the corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the corporation, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding-up of the affairs of the corporation or reduction or decrease in capital stock.

     (5) REDEMPTION. The 6 3/4% Preferred Shares may not be redeemed at the option of the corporation on or prior to April 5, 2000. After April 5, 2000 the corporation may redeem the 6 3/4% Preferred Shares (subject to the legal availability of funds therefor). Notwithstanding the foregoing, prior to April 1, 2002, the corporation shall only have the option to redeem the 6 3/4% Preferred Shares if, during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date that the notice of redemption is mailed to Holders, the Closing Price for the Common Shares exceeded $75 divided by the Conversion Rate effective on the date of such notice for at least 20 of such Trading Days. Subject to the immediately preceding sentence, the 6 3/4% Preferred Shares may be redeemed, in whole or in part, at the option of the corporation after April 5, 2000, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with an amount equal to accrued and unpaid dividends on the 6 3/4% Preferred Shares (excluding any declared dividends for which the Record Date has passed), Liquidated Damages (if any) and the Supplemental Dividend (if any) to the date of redemption, upon not less than 15 nor more than 60 days' prior written notice, if redeemed during the period commencing on April 5, 2000 to March 31, 2001 at 105.40%, and thereafter during the 12-month period commencing on April 1 of each of the years set forth below:


YEAR                                              REDEMPTION RATE
2001..................................................104.73%
2002..................................................104.05%
2003..................................................103.38%
2004..................................................102.70%
2005..................................................102.03%
2006..................................................101.35%
2007..................................................100.68%
2008 and thereafter...................................100.00%

Except as provided in the preceding sentence, no payment or allowance will be made for accrued dividends on any of the 6 3/4% Preferred Shares called for redemption.

On and after any date fixed for redemption (the "Redemption Date"), provided that the corporation has made available at the office of the Transfer Agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the 6 3/4% Preferred Shares called for redemption (except that, in the case of a Redemption Date after a dividend payment Record Date and prior to the related Dividend Payment Date, Holders of the 6 3/4% Preferred Shares on the dividend payment Record Date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the Holders of such shares as Holders of 6 3/4% Preferred Shares shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

In the event of a redemption of only a portion of the 6 3/4% Preferred Shares then outstanding, the corporation shall effect such redemption on a pro rata basis, except that the corporation may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the corporation.

With respect to a redemption pursuant hereto, the corporation will send a written notice of redemption by first class mail to each Holder of record of the 6 3/4% Preferred Shares, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); PROVIDED, HOWEVER, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of the 6 3/4% Preferred Shares to be redeemed except as to the Holder or Holders to whom the corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

a. the redemption price;

b. whether all or less than all the outstanding 6 3/4% Preferred Shares are to be redeemed and the total number of 6 3/4% Preferred Shares being redeemed;

c. the Redemption Date;

d. that the Holder is to surrender to the corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the 6 3/4% Preferred Shares to be redeemed; and

e. that dividends on the 6 3/4% Preferred Shares to be redeemed shall cease to accumulate on such Redemption Date unless the corporation defaults in the payment of the redemption price.

Each Holder of the 6 3/4% Preferred Shares shall surrender the certificate or certificates representing such 6 3/4% Preferred Shares to the corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      (6) VOTING RIGHTS. Each Holder of record of the 6 3/4% Preferred Shares, except as required under Ohio law or as provided in paragraph (6) and in paragraphs (2), (8) and (13) hereof, will be entitled to one vote for each 6 3/4% Preferred Share held by such

Holder on any matter required or permitted to be voted upon by the shareholders of the corporation.

Upon the accumulation of accrued and unpaid dividends on the outstanding
6 3/4% Preferred Shares in an amount equal to six full quarterly dividends (whether or not consecutive) (together with any event with a similar effect pursuant to the terms of any other series of Preferred Shares upon which like rights have been conferred, a "Voting Rights Triggering Event"), the number of members of the corporation's Board of Directors will be immediately and automatically increased by two (unless previously increased pursuant to the terms of any other series of Preferred Shares upon which like rights have been conferred), and the Holders of a majority of the outstanding 6 3/4% Preferred Shares, voting together as a class (pro rata, based on Liquidation Preference) with the holders of any other series of Preferred Shares upon which like rights have been conferred and are exercisable, will be entitled to elect two members to the Board of Directors of the corporation. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the 6 3/4% Preferred Shares are paid in full. Notwithstanding the foregoing, however, such voting rights to elect directors will expire when the number of outstanding 6 3/4% Preferred Shares is reduced to 13,500 or less.

In the event such voting rights expire or are no longer exercisable because dividends in arrears have been paid in full, the term of any directors elected pursuant to the provisions of this paragraph 6 above shall terminate forthwith and the number of directors constituting the Board of Directors shall be immediately and automatically decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in Holders of the 6 3/4% Preferred Shares (together with the holders of any other series of Preferred Shares upon which like rights have been conferred and are exercisable) pursuant to this paragraph 6, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the corporation may, and upon the written request of Holders of record of at least 25% of the outstanding 6 3/4% Preferred Shares or holders of 25% of outstanding shares of any other series of Preferred Shares upon which like rights have been conferred and are exercisable addressed to the Secretary of the corporation shall call a special meeting of Holders of the 6 3/4% Preferred Shares and the holders of such other series of Preferred Shares for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; PROVIDED, HOWEVER, that no such special meeting shall be called if the next annual meeting of shareholders of the corporation is to be held within 60 days after the voting power to elect directors shall have become vested (or such vacancies arise, as the case may be), in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called, pursuant to the provision of the immediately preceding sentence, by a proper officer of the corporation within 20 days after personal service to the Secretary of the corporation at its principal executive offices, then Holders of record of at least 25% of the outstanding 6 3/4% Preferred Shares or holders of 25% of shares of any other series of Preferred Shares upon which like rights have been conferred and are exercisable may designate in writing one of their members to call such meeting at the expense of the corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of shareholders of the corporation and shall be held at the place for holding the annual meetings of shareholders. Any Holder of the 6 3/4% Preferred Shares or such other series of Preferred Shares so designated shall have, and the corporation shall provide, access to the lists of Holders of the 6 3/4% Preferred Shares and the holders of such other series of Preferred Shares for any such meeting of the holders thereof to be called pursuant to the provisions hereof. If no special meeting of Holders of the 6 3/4% Preferred Shares and the holders of such other series of Preferred Shares is called as provided in this paragraph 6, then such meeting shall be deemed to have been called for the next meeting of shareholders of the corporation.

At any meeting held for the purposes of electing directors at which Holders of the 6 3/4% Preferred Shares (together with the holders of any other series of Preferred Shares upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of Holders of at least a majority in voting power of the outstanding 6 3/4% Preferred Shares (and such other series of Preferred Shares) shall be required to constitute a quorum thereof.

Any vacancy occurring in the office of a director elected by Holders of the 6 3/4% Preferred Shares (and such other series of Preferred Shares) may be filled by the remaining director elected by Holders of the 6 3/4% Preferred Shares (and such other series of Preferred Shares) unless and until such vacancy shall be filled by Holders of the 6 3/4% Preferred Shares (and such other series of Preferred Shares).

So long as any 6 3/4% Preferred Shares are outstanding, the corporation will not amend this Article Fourth so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of the 6 3/4% Preferred Shares or to authorize the issuance of any additional 6 3/4% Preferred Shares without the affirmative vote of Holders of at least two-thirds of the issued and outstanding 6 3/4% Preferred Shares, voting as one class, given in person or by proxy, either in writing or by resolution approved at an annual or special meeting.

Except as set forth above and otherwise required by applicable law, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or the increase or decrease in the amount of authorized Capital Shares of any class, including Preferred Shares, shall not require the affirmative vote or consent of Holders of the 6 3/4% Preferred Shares and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the 6 3/4% Preferred Shares.

In any case in which the Holders of the 6 3/4% Preferred Shares shall be entitled to vote pursuant hereto or pursuant to Ohio law, each Holder of the 6 3/4% Preferred Shares entitled to vote with respect to such matters shall be entitled to one vote for each 6 3/4% Preferred Share held by such Holder.

     (7) CONVERSION RIGHTS. The 6 3/4% Preferred Shares will be convertible at the option of the Holder, into Common Shares at any time, unless previously redeemed or repurchased, at a conversion rate of 28.838 Common Shares per 6 3/4% Preferred Share

(as adjusted pursuant to the provisions hereof, the "Conversion Rate") (subject to the adjustments described below). The right to convert a 6 3/4% Preferred Share called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date for such 6 3/4% Preferred Shares or at the time of the repurchase, as the case may be.

The right of conversion attaching to any 6 3/4% Preferred Share may be exercised by the Holder thereof by delivering the certificate for such share to be converted to the office of the Transfer Agent, or any agency or office of the corporation maintained for that purpose, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Transfer Agent of the corporation, such as that which is set forth in Exhibit B hereto. The conversion date will be the date on which the share certificate and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the corporation will issue and deliver to the Transfer Agent a certificate or certificates for the number of full Common Shares issuable upon conversion, with any fractional shares rounded up to full shares or, at the corporation's option, payment in cash in lieu of any fraction of a share, based on the Closing Price of the Common Shares on the Trading Day preceding the conversion date. Such certificate or certificates will be delivered by the Transfer Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All Common Shares issuable upon conversion of the 6 3/4% Preferred Shares will be fully paid and nonassessable and will rank PARI PASSU with the other Common Shares outstanding from time to time. Any 6 3/4% Preferred Shares surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the 6 3/4% Preferred Shares being surrendered for conversion. No other payment or adjustment for dividends, or for any dividends in respect of Common Shares, will be made upon conversion. The holders of Common Shares issued upon conversion will not be entitled to receive any dividends payable to holders of Common Shares as of any record time before the close of business on the conversion date.

The Conversion Rate shall be adjusted from time to time by the corporation as follows:

a. If the corporation shall hereafter pay a dividend or make a distribution in Common Shares to all holders of any outstanding class or series of Common Shares of the corporation, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of Common Shares outstanding at the close of business on the Record Date (as defined below) fixed for such determination and the numerator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this provision (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

b. If the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

c. If the corporation shall offer or issue rights, options or warrants to all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined below) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction of which the denominator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares subject to such rights, options or warrants would purchase at such Current Market Price and of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the total number of additional Common Shares subject to such rights, options or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that Common Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

d. If the corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares of any class of Capital Stock of the corporation (other than any dividends or distributions to which provision (a) of this paragraph applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in paragraph (c) of this paragraph) (the foregoing hereinafter called the "Distributed Securities"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) with respect to such distribution by a fraction of which the denominator shall be the Current Market Price (determined as provided in provision g(i) of this paragraph) of the Common Shares on such date less the Fair Market Value (as defined below) on such date of the portion of the Distributed Securities so distributed applicable to one Common Share and the numerator shall be such Current Market Price, such increase to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that, in the event the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of the 6 3/4% Preferred Shares shall have the right to receive upon conversion of a 6 3/4% Preferred Share (or any portion thereof) the amount of Distributed Securities such Holder would have received had such Holder converted such 6 3/4% Preferred Share (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes hereof by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to provision g(i) of this paragraph to the extent possible.

Rights or warrants distributed by the corporation to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the corporation's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this provision (d) (and no adjustment to the Conversion Rate under this provision (d) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Rate under this provision (d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date hereof, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this provision (d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

Notwithstanding any other provision of this provision (d) to the contrary, Capital Stock, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this provision (d) if the corporation makes proper provision so that each Holder of 6 3/4% Preferred Shares who converts a 6 3/4% Preferred Share (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion, the amount and kind of such distributions that such Holder would have been entitled to receive if such Holder had, immediately prior to such determination date, converted such 6 3/4% Preferred Share into Common Shares.

For purposes of this provision (d), provision (a) and provision (b), any dividend or distribution to which this provision (d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares to which provision (b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets, shares of Capital Stock, rights or warrants other than (A) such Common Shares or (B) rights or warrants to which provision (b) applies (and any Conversion Rate increase required by this provision (d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Rate increase required by provisions (a) and (b) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of provision (a) and as "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants", "the date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of provision (b), and (2) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of provision (a).

e. If the corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is part of a distribution referred to in provision (d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this provision (e) has been made and (2) the aggregate of any cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the corporation or a Subsidiary of the corporation for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such Distribution, and in respect of which no adjustment pursuant to provision (d) has been made, exceeds 10% of the product of the Current Market Price (determined as provided below) on the Record Date with respect to such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction (i) the denominator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% amount divided by (y) the number of Common Shares outstanding on the Record Date and (ii) the numerator of which shall be equal to the Current Market Price on such Record Date; PROVIDED, HOWEVER, that, if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price of the Common Shares on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of 6 3/4% Preferred Shares shall have the right to receive upon conversion of each 6 3/4% Preferred Share (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such 6 3/4% Preferred Share (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

f. If a tender or exchange offer made by the corporation or any of its Subsidiaries for all or any portion of Common Shares expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value that, combined together with (1) the aggregate of the cash plus the Fair Market Value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the corporation or any of its subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this provision (f) has been made and (2) the aggregate amount of any distributions to all holders of the Common Shares made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to provision (e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the denominator shall be the number of Common Shares outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the corporation is obligated to purchase shares pursuant to any such tender offer, but the corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made. If the application of this provision (f) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this provision (f). The corporation may make voluntary increases in the Conversion Rate in addition to those required in the foregoing provisions, provided that each such increase is in effect for at least 20 calendar days.

In addition, in the event that any other transaction or event occurs as to which the foregoing Conversion Rate adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the 6 3/4% Preferred Shares in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the corporation will appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or shareholders do not) have a direct or material indirect financial interest in the corporation or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the corporation, is not (and none of its directors, officers, employees, affiliates or shareholders are) a promoter, director or officer of the corporation or any of its subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall, in its sole discretion, determine consistent with the Board of Directors' fiduciary duties to the holders of the corporation's Common Shares, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing Conversion Rate adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the 6 3/4% Preferred Shares. Upon receipt of such opinion or determination, the corporation will promptly mail a copy thereof to the Holders of the 6 3/4% Preferred Shares and will, subject to the fiduciary duties of the Board of Directors, make the adjustments described therein.

The corporation will provide to Holders of the 6 3/4% Preferred Shares reasonable notice of any event that would result in an adjustment to the Conversion Rate pursuant to this section so as to permit the Holders to effect a conversion of the 6 3/4% Preferred Shares into Common Shares prior to the occurrence of such event.

g. For purposes of this paragraph, the following terms shall have the meaning indicated:

i. "Current Market Price" means the average of the daily closing prices per Common Shares for the 10 consecutive trading days immediately prior to the date in question.

ii. "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction, under usual and ordinary circumstances and after consideration of all available uses and purposes without any compulsion upon the seller to sell or the buyer to buy, as determined by the Board of Directors, whose determination shall be made in good faith and shall be conclusive and described in a resolution of the Board of Directors.

iii. "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

h. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph shall be made by the corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

i. Whenever the Conversion Rate is adjusted as herein provided, the corporation shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the 6 3/4% Preferred Shares at such Holder's last address appearing on the register of Holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

j. In any case in which this paragraph provides that an adjustment shall become effective immediately after a Record Date for an event, the corporation may defer until the occurrence of such event issuing to the Holder of any 6 3/4% Preferred Shares converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment.

k. For purposes of this paragraph, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The corporation shall not pay any dividend or make any distribution on Common Shares held in the treasury of the corporation.

(8) CERTAIN COVENANTS.

a. TRANSACTIONS WITH AFFILIATES

Without the affirmative vote or consent of the Holders of a majority of the outstanding 6 3/4% Preferred Shares, the corporation will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the corporation or such Subsidiary with an unrelated Person and (ii) the corporation files in its minute books with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction.

As used herein, "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

The provisions of the foregoing paragraph shall not prohibit (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (ii) the grant of stock options or similar rights to employees and directors of the corporation pursuant to plans approved by the Board of Directors, (iii) any employment or consulting arrangement or agreement entered into by the corporation or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the corporation or such Subsidiary, (iv) the payment of reasonable fees to directors of the corporation and its Subsidiaries who are not employees of the corporation or its Subsidiaries,
(v) any Affiliate Transaction between the corporation and a Subsidiary thereof or between such Subsidiaries (for purposes of this paragraph, "Subsidiary" includes any entity deemed to be an Affiliate because the corporation or any of its Subsidiaries own securities in such entity or controls such entity), or (vi) transactions between IXC or any subsidiary thereof specifically contemplated by the PSINet Agreement dated as of July 22, 1997 between a subsidiary of IXC and PSINet, as amended as of the date hereof.

b. PAYMENTS FOR CONSENT

Neither the corporation nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of 6 3/4% Preferred Shares for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Article Fourth or the 6 3/4% Preferred Shares unless such consideration is offered to be paid and is paid to all Holders of the 6 3/4% Preferred Shares that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

c. REPORTS

Whether or not required by the rules and regulations of the SEC, so long as any 6 3/4% Preferred Shares are outstanding, the corporation will furnish to the Holders of the 6 3/4% Preferred Shares (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the corporation's certified independent accountants and
(ii) all information that would be required to be contained in a current report on Form 8-K if the corporation were required to file such reports. In the event the corporation has filed any such report with the SEC, it will not be obligated to separately furnish the report to any Holder unless and until such Holder requests a copy of the report. In addition, whether or not required by the rules and regulations of the SEC, the corporation will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (9) MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE CORPORATION. In the event that the corporation is party to any Fundamental Change or transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Shares), consolidation, sale of all or substantially all of the assets of the corporation, recapitalization or reclassification of Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Shares) or any compulsory share exchange (each of the foregoing, including any Fundamental Change, being referred to as a "Transaction"), the corporation will be obligated, subject to applicable provisions of state law, either to offer (a "Repurchase Offer") to purchase all of the 6 3/4% Preferred Shares on the date (the "Repurchase Date") that is 75 days after the date the corporation gives notice of the Transaction, at a price (the "Repurchase Price") equal to $1,000.00 per 6 3/4% Preferred Share, together with an amount equal to accrued and unpaid dividends on the 6 3/4% Preferred Shares through the Repurchase Date or to adjust the Conversion Rate as described below. If a Repurchase Offer is made, the corporation shall deposit, on or prior to the Repurchase Date, with a paying agent an amount of money sufficient to pay the aggregate Repurchase Price of the 6 3/4%
Preferred Shares which is to be paid on the Repurchase Date.

On or before the 15th day after the corporation knows or reasonably should know that a Transaction has occurred, the corporation will be required to mail to all Holders a notice of the occurrence of such Transaction and whether or not the documents governing the corporation's indebtedness permit at such time a Repurchase Offer, and, as applicable, either the new Conversion Rate (as adjusted at the option of the corporation) or the date by which the Repurchase Offer must be accepted, the Repurchase Price for the 6 3/4% Preferred Shares and the procedures which the Holder must follow to accept the Repurchase Offer. To accept the Repurchase Offer, the Holder of a 6 3/4% Preferred Share will be required to deliver, on or before the 10th day prior to the Repurchase Date, written notice to the corporation (or an agent designated by the corporation for such purpose) of Holder's acceptance, together with the certificates evidencing the 6 3/4% Preferred Shares with respect to which the offer is being accepted, duly endorsed for transfer.

In the event the corporation does not make a Repurchase Offer with respect to a Transaction and such Transaction results in Common Shares being converted into the right to receive, or being exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Shares Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each 6 3/4% Preferred Share shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which a 6 3/4% Preferred Share was convertible immediately prior to such Transaction or (ii) in the case of a Transaction involving a Common Shares Fundamental Change, each 6 3/4% Preferred Share shall thereafter be convertible (in the manner described therein) into common stock of the kind received by holders of Common Shares (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change), other than as required by Ohio law.

If any Fundamental Change occurs, then the Conversion Rate in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Shares Fundamental Change, each share of the 6 3/4% Preferred

Shares shall be convertible solely into common stock of the kind received by holders of Common Shares as a result of such Common Shares Fundamental Change.

The Conversion Rate in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

(i) in the case of a Non-Stock Fundamental Change (as defined below), the Conversion Rate will thereupon become the higher of (A) the Conversion Rate in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected, and (B) a fraction, the numerator of which is (x) the redemption rate for one 6 3/4% Preferred Share if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month period commencing April 1, 1999, 106.075%), multiplied by $1,000 plus (y) the amount of any then-accrued and unpaid dividends on one 6 3/4% Preferred Share, and the denominator of which is the greater of the Applicable Price or the then applicable Reference Market Price; and

 (ii) in the case of a Common Shares Fundamental Change, the Conversion Rate in effect immediately prior to such Common Shares Fundamental Change, but after giving effect to any other prior adjustments effected, will thereupon be adjusted by multiplying such Conversion Rate by a fraction of which the denominator will be the Purchaser Stock Price (as defined below) and the numerator will be the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Shares Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Shares is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Shares Fundamental Change) and (B) all Common Shares will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the Conversion Rate in effect immediately prior to such Common Shares Fundamental Change will thereupon be adjusted by multiplying such Conversion Rate by the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one Common Share as a result of such Common Shares Fundamental Change.

The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of Common Shares receive only cash, the amount of cash received by the holder of one Common Share and (ii) in the event of any other Non-Stock Fundamental Change or any Common Shares Fundamental Change, the average of the Closing Price (as defined below) for Common Shares during the ten Trading Days prior to the record date for the determination of the holders of Common Shares entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Shares Fundamental Change or, if there is no such record date, the date upon which the holders of Common Shares shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date") in each case as adjusted in good faith by the corporation to appropriately reflect any of the events referred to above.

The term "Common Shares Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the corporation) of the consideration received by holders of Common Shares consists of common stock that for each of the ten consecutive Trading Days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Shares Fundamental Change unless either (i) the corporation continues to exist after the occurrence of such Fundamental Change and the outstanding 6 3/4% Preferred Shares continue to exist as outstanding 6 3/4% Preferred Shares or (ii) not later than the occurrence of such Fundamental Change, the outstanding 6 3/4% Preferred Shares are converted into or exchanged for convertible Preferred Shares of an entity succeeding to the business of the corporation or a subsidiary thereof, which convertible Preferred Shares has powers, preferences, and relative, participating, optional, or other rights and qualifications, limitations, and restrictions, substantially similar to those of the 6 3/4% Preferred Shares.

The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all Common Shares shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the Conversion Rate, such Fundamental Change shall be deemed to have occurred when substantially all Common Shares shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Shares received in such Transaction or event as a result of which more than 50% of Common Shares shall have been exchanged for, converted into, or acquired or constitute solely the right to receive securities, cash, or other property.

The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Shares Fundamental Change.

The term "Purchaser Stock Price" means, with respect to any Common Shares Fundamental Change, the average of the Closing Prices for the common stock received in such Common Shares Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by the corporation to appropriately reflect any of the events referred to above.

The term "Reference Market Price" shall initially mean $18.51 (which is equal to $38.79 divided by 2.096 (which is the exchange ratio for shares of common stock of IXC in the Agreement and Plan of Merger dated as of July 20, 1999 among the corporation, Ivory Merger and IXC)), and in the event of any adjustment of the Conversion Rate other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Rate after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Rate.

In case (1) the corporation shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus, (2) the corporation shall authorize the granting to all holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights, (3) of any reclassification of the Common Shares of the corporation (other than a subdivision or combination of its outstanding Common Shares), (4) of any consolidation or merger to which the corporation is a party and for which approval of any shareholders of the corporation is required, (5) of the sale or transfer of all or substantially all the assets of the corporation, or (6) of the voluntary or involuntary dissolution, liquidation or winding-up of the corporation, then the corporation shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the 6 3/4% Preferred Shares, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the 6 3/4% Preferred Shares Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation. Failure to give the notice requested by this paragraph or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation, or the vote upon any such action. The corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares (or out of its authorized Common Shares held in the treasury of the corporation), for the purpose of effecting the conversion of the 6 3/4% Preferred Shares, the full number of Common Shares then issuable upon the conversion of all outstanding 6 3/4% Preferred Shares.

The corporation will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of the 6 3/4% Preferred Shares pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the Holder of a 6 3/4% Preferred Share or 6 3/4% Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the corporation the amount of any such tax, or has established to the satisfaction of the corporation that such tax has been paid.

(10) REISSUANCE OF THE 6 3/4% PREFERRED SHARES. 6 3/4% Preferred Shares redeemed for or converted into Common Shares or that have been reacquired in any manner shall not be reissued as 6 3/4% Preferred Shares and shall (upon compliance with any applicable provisions of Ohio law) have the status of authorized and unissued Preferred Shares undesignated as to series and may be redesignated and reissued as part of any series of Preferred Shares (except as provided by Ohio law); PROVIDED, however, that so long as any 6 3/4% Preferred Shares are outstanding, any issuance of such shares must be in compliance with the terms hereof.

(11) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Except as set forth in paragraph (6), the corporation may amend this Paragraph 12 to Article Fourth with the affirmative vote of the Holders of a majority of the outstanding 6 3/4% Preferred Shares (including votes obtained in connection with a tender offer or exchange offer for the 6 3/4% Preferred Shares) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Article Fourth may also be waived with the consent of such Holders. Notwithstanding the foregoing and except as set forth in paragraph
(6), however, without the consent of each Holder affected, an amendment or waiver may not (with respect to any 6 3/4% Preferred Shares held by a non-consenting Holder): (i) alter the voting rights with respect to the 6 3/4%
 Preferred Shares or reduce the number of 6 3/4% Preferred Shares whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of the 6 3/4% Preferred Shares or adversely alter the provisions with respect to the redemption of the 6 3/4% Preferred Shares,
(iii) reduce the rate of or change the time for payment of dividends on the 6 3/4% Preferred Shares, (iv) waive a default in the payment of dividends (including the Supplemental Dividend) or Liquidated Damages on the 6 3/4% Preferred Shares, (v) make any 6 3/4% Preferred Share payable in money other than United States dollars, (vi) make any change in the provisions of Paragraph 12 to Article Fourth relating to waivers of the rights of Holders of the 6 3/4% Preferred Shares to receive either the Liquidation Preference, Liquidated Damages (if any), the Supplemental Dividend (if any) or dividends on the 6 3/4% Preferred Shares or (vii) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any Holder of the 6 3/4% Preferred Shares, the corporation may (to the extent permitted by, and subject to the requirements of, Ohio law) amend or supplement this Paragraph 12 to Article Fourth to cure any ambiguity, defect or inconsistency, to provide for uncertificated 6 3/4% Preferred Shares in addition to or in place of certificated 6 3/4% Preferred Shares, to make any change that would provide any additional rights or benefits to the Holders of the 6 3/4% Preferred Shares or to make any change that the Board of Directors determines, in good faith, is not materially adverse to Holders of the 6 3/4% Preferred Shares.

(13) FORM S-4 REGISTRATION STATEMENT; LIQUIDATED DAMAGES. Pursuant to the Agreement and Plan of Merger dated as of July 20, 1999, by and among the corporation, Ivory Merger and IXC. (the "Merger Agreement"), the corporation has filed with the SEC on September 13, 1999, and the SEC has declared effective, a Registration Statement on Form S-4 under the Securities Act (the "S-4 Registration Statement") with respect to the 6 3/4% Preferred Shares, Depositary Shares representing a one-twentieth interest in a 6 3/4% Preferred Share ("the Depositary Shares") and Common Shares issuable upon conversion thereof or paid as dividends thereon (collectively, the "S-4 Registered Securities"), thereby providing that a holder thereof will be able to sell or transfer such S-4 Registered Securities without filing a registration statement under the Securities Act.

The corporation will use its best efforts to maintain the effectiveness of the S-4 Registration Statement until all S-4 Registered Securities that are not held by affiliates of the corporation (A) may be resold without restriction under Rule 144 of the Securities Act or (B) have been sold pursuant to the S-4 Registration Statement (subject to the corporation's right to notify Holders that the Prospectus contained therein ceases to be accurate and complete as a result of material business developments for up to 120 days during such three-year period, provided that (x) no single period may exceed 45 days and (y) such periods in the aggregate may not exceed 60 days in any calendar year). If a holder of S-4 Restricted Securities that is not an affiliate of the corporation becomes unable to sell or transfer outstanding S-4 Registered Securities without filing a registration statement under the Securities Act (such event a "Registration Default"), then the corporation will pay Liquidated Damages to such holder with respect to the first 45-day period immediately following the occurrence of such Registration Default in an amount equal to $0.25 per year per Depositary Share ($5.00 per year per $ 1,000 in Liquidation Preference of the 6 3/4% Preferred Shares) held by such Holder. The amount of the Liquidated Damages will increase by an additional $2.50 per year per $1,000 in Liquidation Preference of the 6 3/4% Preferred Shares with respect to any subsequent period until any Registration Default has been cured. In addition, Holders of 6 3/4% Preferred Shares which are S-4 Registered Securities may receive Liquidated Damages with respect to Common Shares which are S-4 Registered Securities issued in lieu of paying dividends in cash. The Liquidated Damages amount per Common Share will be equal to the Liquidated Damages per 6 3/4% Preferred Share, divided by the Conversion Rate. All accrued Liquidated Damages will be paid by the corporation, to the extent permitted by applicable law, on each Dividend Payment Date and, to the extent the net dividend payable on such date may be paid through the issuance of Common Shares, may be paid in Common Shares (valued on the same basis as for the dividend then payable). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. Notwithstanding anything to the contrary herein contained, during any period, the corporation will not be required to pay Liquidated Damages with respect to more than one Registration Default.

(14) TRANSFER AND EXCHANGE. When a 6 3/4% Preferred Share certificate is presented to the Transfer Agent with a request to register the transfer of such 6 3/4% Preferred Share or to exchange 6 3/4% Preferred Shares for an equal number of 6 3/4% Preferred Shares of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and such transfer or exchange is in compliance with applicable laws or regulations.

(15) CERTAIN DEFINITIONS. As used in this paragraph 12 of Article Fourth, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa,
(2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

"BOARD OF DIRECTORS" mean the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of the Board.

"BUSINESS DAY" means each day which is not a legal holiday.

"CAPITAL STOCK" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Shares, but excluding any debt securities convertible into or exchangeable for such equity.

"CLOSING PRICE" means on any day the reported last bid price on such day, or in case no sale takes place on such day, the average of the reported closing bid and asked prices on the principal national securities exchange on which such stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by the corporation for that purpose, in each case adjusted for any stock split during the relevant period.

"DEFAULT" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

"HOLDERS" means the registered holders from time to time of the 6 3/4% Preferred Shares and the Depositary Shares.

"LIQUIDATED DAMAGES" means, with respect to any 6 3/4% Preferred Share, the additional amounts payable pursuant to paragraph 13 hereof.

"OFFICERS' CERTIFICATE" means a certificate signed by two officers of the corporation.

"PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SUBSIDIARY" means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the corporation, the corporation and one or more Subsidiaries or one or more Subsidiaries and any partnership the sole general partner or the managing partner of which the corporation or any Subsidiary or the only general partners of which are the corporation and one or more Subsidiaries or one or more Subsidiaries.

"TRADING DAY" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

"TRANSFER AGENT" means the transfer agent for the 6 3/4% Preferred Shares appointed by the corporation.

                                                                    EXHIBIT A

                       FORM OF THE 6 3/4 PREFERRED SHARES

                                FACE OF SECURITY

Certificate Number                                            Number of Shares
                                               of Convertible Preferred Shares
[    ]                                                                    [  ]
                                                              CUSIP NO.: [   ]

                          6 3/4% Cumulative Convertible
               (par value $0.0 1) (liquidation preference $ 1,000
                      per share of 6 3/4% Preferred Shares
                                       of
                              Cincinnati Bell Inc.

                  Cincinnati Bell Inc., an Ohio corporation (the "corporation"), hereby certifies that [ ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the corporation designated the 6 3/4% Cumulative Convertible Preferred Shares (without par value) (liquidation preference $1,000 per share of the 6 3/4% Preferred Shares) (the "6 3/4% Preferred Shares"). The shares of the 6 3/4% Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the 6 3/4% Preferred Shares represented hereby are issued and shall in all respects be subject to the provisions of the Amended Articles of Incorporation of the corporation, as the same may be amended from time to time (the "Articles"). Capitalized terms used herein but not defined shall have the meaning given them in the Articles. The corporation will provide a copy of the Articles to a Holder without charge upon written request to the corporation at its principal place of business.

                  Reference is hereby made to select provisions of the 6 3/4% Preferred Shares set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

                  Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

                  Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of the 6 3/4% Preferred Shares shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the corporation has executed this certificate this [ ] day of [ ], [ ].

                                        CINCINNATI BELL INC.

                                        By:
                                           Name:
                                           Title:

[Seal]

                                        By:
                                           Name:
                                           Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

                           This is one of the 6 3/4% Preferred Shares
referred to in the within mentioned Articles.

Dated:  [     ], [    ]

                                       [THE FIFTH THIRD BANK]

                                       as Transfer Agent,

                                       By:
                                                  Authorized Signatory

                               REVERSE OF SECURITY

                  Dividends on each share of the 6 3/4% Preferred Shares shall be payable at a rate per annum set forth in the face hereof or as provided in the Articles.

                  The shares of the 6 3/4% Preferred Shares shall be redeemable as provided in the Articles. The shares of the 6 3/4% Preferred Shares shall be convertible into the corporation's Common Shares in the manner and according to the terms set forth in the Articles.

                  As required under Ohio law, the corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the corporation so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the corporation.

                                                                    EXHIBIT B

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Convertible Preferred Shares)

The undersigned hereby irrevocably elects to convert (the "Conversion") shares of the 6 3/4% Cumulative Convertible Preferred Shares (the "6 3/4% Preferred Shares"), represented by stock certificate No(s).--(the "6 3/4% Preferred Share Certificates") into shares of common stock ("Common Shares") of Cincinnati Bell Inc. (the "corporation") according to the conditions of the Amended Articles of Incorporation of the corporation (the "Articles"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.* No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each 6 3/4% Preferred Share Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Shares issuable to the undersigned upon conversion of the 6 3/4% Preferred Shares shall be made pursuant to registration of the Common Shares under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Article Fourth and the 6 3/4% Preferred Shares, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.

                    Date of Conversion:

                    Applicable Conversion Rate:

                    Number of shares of Convertible
                    Preferred Shares to be Converted:

                    Number of shares of Common Shares to be Issued:

                    Signature:

                    Name:

                    Address:**

                    Fax No.:

* The corporation is not required to issue shares of Common Shares until the original 6 3/4% Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the corporation or its Transfer Agent. The corporation shall issue and deliver shares of Common Shares to an overnight courier not later than three business days following receipt of the original 6 3/4% Preferred Share Certificate(s) to be converted.

** Address where shares of Common Shares and any other payments or certificates shall be sent by the corporation.